3,105,000 Shares
                   (subject to increase up to 3,570,750 shares
               in the event of an increase in the pro forma market
                      value of the Company's Common Stock)

                        Gateway Community Financial Corp.
             (a federally chartered mid-tier stock holding company)


                                  Common Stock
                           (par value $.01 per share)


                                AGENCY AGREEMENT


                                ___________, 2007


SANDLER O'NEILL & PARTNERS, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

         Gateway Community Financial Corp., a federally chartered mid-tier stock holding company (the "Company"), Gateway Community Financial, MHC, a federally chartered mutual holding company (the "MHC"), and Gloucester County Federal
Savings Bank, a federally chartered savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of up to 3,105,000 shares (subject to increase up to 3,570,750 shares in the event of an increase in the pro forma market value of the Company's common stock) of the Company's common stock, par value $.10 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the "Securities." In addition, as described herein, the Company will issue up to 3,795,000 shares (subject to increase of up to 4,364,250 shares in the event of an increase in the pro forma market value of the Company's Common Stock) of Common Stock to the MHC, such shares hereafter being referred to as the "MHC Shares."

         The Securities are being offered for sale and the MHC Shares are being issued all in accordance with the Stock Issuance Plan (the "Plan") adopted by the Boards of Directors of the Company and the MHC, which provides for a stock offering, in compliance with regulations of the Office of Thrift Supervision (the "OTS"), of up to 49.9% of the Common Stock of the

Company. However, the Company currently plans to sell approximately 45.0% of its Common Stock in accordance with the Plan. As a result of the sale of its Common Stock under the Plan, the Company will be approximately 55.0% owned by the MHC.

         Pursuant to the Plan, the Company will offer to certain depositors and borrowers of the Bank and to the Bank's tax qualified employee benefit plans, including the Bank's employee stock ownership plan (the "ESOP") (collectively, the "Employee Plans"), rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public and to other persons in a community offering (the "Community Offering"), with preference given first to natural persons residing in Gloucester and Camden Counties, New Jersey, and second to other persons in New Jersey and third to the general public to whom the Company delivers a Prospectus (as hereinafter defined). The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the "Subscription and Community Offering," may be commenced concurrently with, during or after, the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The Securities may be offered to the general public in a public offering (the "Public Offering") in lieu of or subsequent to the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement. It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus. If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

         In connection with the Offerings and pursuant to terms of the Plan as described in the Prospectus, the Company will issue shares to the MHC. The Company will issue shares of Common Stock to the MHC in an amount equal to approximately 55.0% of the number of shares of Common Stock that will be outstanding following the Offerings, or up to 3,795,000 shares of Common Stock (subject to increase in certain circumstances to 4,364,250 shares).

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-141520), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectus as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration

Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings. Such Prospectus contains information with respect to the Bank, the Company, the MHC and the Common Stock.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                  (i) The Registration  Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information"), which the Company, the MHC and the Bank acknowledge appears only in the second sentence of the section "Summary - Market for Gateway Community Financial Corp.'s Common Stock," and in the third sentence of the first paragraph of the section "Market for the Stock."

                  (ii) At the time of filing the Registration Statement relating to the offering of the Securities and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Company's records pursuant to Rule 433(g) of the Securities Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

                  (iii) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

                    1. "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

                    2. "Statutory Prospectus," as of any time, means the most recent Prospectus that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

                    3. "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the Securities Act Regulations, relating to the offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act Regulations.

                    4. "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

                    5. "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to

                    Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

                  (iv) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

                  (v) Pursuant to the rules and regulations of the OTS, as from time to time amended or supplemented (the "OTS Regulations"), the Company has filed with the OTS an Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company (Form MHC-2), and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (the Form MHC-2, as amended to date, if applicable, and referred to as the "MHC Application"). The Boards of Directors of the Company and the MHC have duly adopted the Plan and such adoption has not since been rescinded or revoked. The MHC Application has been approved by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the MHC Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations and the MHC Application is truthful and accurate in all material respects.

                  (vi) The Company filed the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in
         Section 2, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

                  (vii) None of the Commission, the OTS or any state securities ("Blue Sky") authority has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or, to the knowledge of the Company, the MHC or the Bank, threatened.

                  (viii) The Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority other than the OTS and the Commission, except as disclosed in the Prospectus.

                  (ix) At the Closing Time referred to in Section 2, the Offerings will have been effected in all material respects in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance in all material respects with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the Bank or the MHC by the Commission, the OTS or any other regulatory or Blue Sky authority.

                  (x) Feldman Financial Advisers, Inc., (the "Appraiser"), which prepared the valuation of the common stock of the Company as part of the Plan, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

                  (xi) S.R. Snodgrass, A.C., the accountants who audited and reported on the consolidated financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, has advised the Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), that they are registered with the Public Company Accounting Oversight Board ("PCAOB") and such accountants are, with respect to the Company, the MHC and the Bank, independent certified registered public accountants as required by, and are not in violation of the auditor independence requirements of, the Securities Act, the Securities Act Regulations and OTS Regulations and each accountant is not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002.

                  (xii) The only direct subsidiary of the Company is the Bank. The Bank has no subsidiaries. Except for the Bank and except as set forth in the Prospectus, none of the Company, the MHC or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

                  (xiii) The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Bank at the dates indicated and the results of operations, changes in equity and cash flows for the periods specified, and comply as to

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

         form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

                  (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business and (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the MHC or the Bank, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC and the Bank, considered as one enterprise. The capitalization, liabilities, assets, properties and business of the Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the MHC or the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and none of the Company, the MHC or the Bank have issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus.

                  (xv) The Company has been duly organized and is validly existing as a stock holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing under the laws of the United States of America and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise (a "Material Adverse Effect"). The Company conducts business exclusively in the State of New Jersey.

                  (xvi) Upon completion of the Offerings and the issuance of the MHC Shares as described in the Prospectus, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of serial preferred stock, par value $.10 per share, and the issued and outstanding capital stock of the Company at the date hereof is, and immediately prior to the Closing Time will be, __________ shares of Common Stock, all of which are beneficially owned and of record by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; at the date hereof and at the Closing Time, the Securities and the MHC Shares will have been duly authorized for issuance and, in the case of the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, in the case of the MHC Shares, when issued by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the MHC Shares is not subject to preemptive or other similar rights, except for subscription rights granted pursuant to the Plan in accordance with the OTS Regulations.

                  (xvii) The MHC has been duly organized and is validly existing as a mutual holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby; and the MHC is duly qualified to transact business and is in good standing under the laws of the United States of America and in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                  (xviii) The MHC has no capital stock. All holders of the savings, demand or other authorized accounts of the Bank and certain borrowers of the Bank are members of the MHC. The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                  (xix) The Bank has been duly organized and is validly existing as a savings bank chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Bank is duly qualified to transact business and is in good standing under the laws of the United States of America and in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                  (xx) The authorized capital stock of the Bank consists of 25,000,000 shares of common stock, par value $0.10 per share ("Bank Common Stock") and 5,000,000 shares of serial preferred stock, par value $0.10 per share, and the issued and outstanding capital stock of the Bank is 10,000 shares of Bank Common Stock, all of which are owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. All of the issued and outstanding Bank Common Stock has been duly authorized, validly issued and fully paid and nonassessable; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock comply with the requirements of applicable laws and regulations; the issuance of Bank Common Stock is not subject to preemptive or similar rights; and there are no outstanding warrants, options or rights of any kind to acquire additional shares of Bank Common Stock.

                  (xxi) The Company, the MHC and the Bank have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC and the Bank are in all material respects in compliance therewith; none of the Company, the MHC, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

                  (xxii) Reserved.

                  (xxiii) The Bank is a member in good standing of the Federal Home Loan Bank of New York; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                  (xxiv)  The  Company,  the MHC and the  Bank  have  taken  all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                  (xxv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "Blue Sky" or securities laws of various jurisdictions.

                  (xxvi) None of the Company, the MHC or the Bank is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines; and none of the Company, the MHC or the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the Company, the MHC or the Bank which are required to be filed as exhibits to the Registration Statement or the MHC Application which have not been so filed.

                  (xxvii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the MHC and the Bank, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the respective charter or bylaws of the Company, the MHC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

                  (xxviii) No labor dispute with the employees of the Company, the MHC or the Bank exists or, to the knowledge of the Company, the MHC or the Bank, is imminent or threatened; and the Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to have a Material Adverse Effect.

                  (xxix) Each of the Company, the MHC and the Bank has good and marketable title to all of their properties and assets for which ownership is material to the business of the Company, the MHC or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the Prospectus or are not material in relation to the business of the Company, the MHC or the Bank, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC or the Bank under which the Company, the MHC or the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC or the Bank, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                  (xxx) None of the Company, the MHC or the Bank is in violation of any order or directive from the OTS, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the MHC and the Bank have conducted and are conducting their respective businesses so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the FDIC and the Commission). Except as disclosed in the Registration Statement, neither the Company, the MHC nor the Bank is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the MHC or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any additional Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC or the Bank which is expected to have a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or which might adversely affect the consummation of the Offerings or the performance of this Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the MHC or the Bank.

                  (xxxi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC or the Bank, threatened, against or affecting the Company, the MHC or the Bank which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Offerings, or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the MHC or the Bank is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are in the aggregate not material.

                  (xxxii) The Company, the MHC and the Bank have obtained opinions of its counsel, Malizia Spidi & Fisch, P.C., with respect to
         (i) the legality of the Securities and the MHC Shares to be issued, and
         (ii) certain federal income tax consequences of the Offerings and the Plan, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinion is accurately summarized in the Prospectus under "The Offering - Material Federal and State Tax Consequences of the Offering," the facts and representations upon which such opinion is based are truthful, accurate and complete in all material respects, and neither the Company, the MHC, nor the Bank has taken or will take any action inconsistent therewith.

                  (xxxiii) The Company is not and, upon completion of the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered as an "investment company" as that term is defined under the Investment Company Act of 1940, as amended.

                  (xxxiv) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
         Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

                  (xxxv) To the knowledge of the Company, the MHC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase securities in an amount up to 3.60% of the Common Stock outstanding after the Offerings (including the MHC Shares), none of the Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (xxxvi) Each of the Company, the MHC and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and
         (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxvii) The Company, the MHC and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the MHC and the Bank, threatened regarding the Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder.

                  (xxxviii)  None of the  Company,  the MHC or the  Bank nor any
         properties owned or operated by the Company, the MHC or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC or the Bank, threatened, relating to the liability of any property owned or operated by the Company, the MHC or the Bank, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  (xxxix) The Company, the MHC and the Bank have timely filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. No tax deficiency has been asserted, and the Company, the MHC and the Bank have no knowledge of any tax deficiency which could be asserted against the Company, the MHC or the Bank.

                  (xl) The Company has, or will have, received all approvals required to consummate the Offerings and to have the Securities listed on the Nasdaq Global Market effective as of the Closing Time referred to in Section 2 hereof.

                  (xli) [Reserved]

                  (xlii) There are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's, the MHC's or the Bank's officers or directors.

                  (xliii) The Company, the MHC and the Bank carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

                  (xliv) The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

                  (xlv) The records of eligible account holders, supplemental eligible account holders, and other members are accurate and complete in all material respects.

                  (xlvi) The Company, the MHC and the Bank is each in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder
         ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the MHC or the Bank, respectively, would have any liability; each of the Company, the MHC and the Bank has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the MHC and the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xlvii) At the time the Company's securities are registered pursuant to Section 12 of the Exchange Act, the Company shall have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial  data,  or (ii)  has  not  been  any  fraud,  whether  or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the date of the most recent evaluation of the Company's disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (xlviii) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act of 2002 and the

         Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

                  (xlix) Any certificate signed by any officer of the Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to the Agent as to the matters covered thereby.

                  SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the financial and securities market implications of the Plan of Stock Issuance and any related corporate documents; (ii) reviewing with the Board the financial impact of the Offering on the Company and the Bank based on the independent appraiser's appraisal of the shares of common stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and its counsel);
         (iv) assisting in the design and implementation of a marketing strategy for the Offering; (v) assisting management of the Company in scheduling and preparing for meetings with potential investors and broker-dealers in connection with the Offering; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offering.

                  The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

                  If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain

         Selected  Dealers.  It  is  understood  that in no event shall  Sandler
         O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

                  In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

                  If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Malizia Spidi & Fisch, P.C., at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

                  The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

                  In addition to the reimbursement of the expenses  specified in
         Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

                  (a) A fee of 1.0% of the aggregate Actual Purchase Price of the shares of common stock sold in the Subscription Offering and Direct Community Offering, excluding in each case shares purchased by or on behalf of (i) the Gloucester County Federal Savings Bank Employee Stock Ownership Plan, and (ii) any director, officer or employee of the Company or members of their immediate families. For purposes of this letter, the term "Actual Purchase Price" shall mean the price at which the shares of the Company's common stock are sold in the Offering; and

                  (b) With respect to any shares of the common stock sold by the Agent or any other NASD member firm under any selected dealers agreements in a Syndicated Community Offering, the Company agrees to pay: (a) the sales commission payable to the selected dealer under such agreement, and (b) a management fee to the Agent of 1.0% of the aggregate Actual Purchase Price of the shares of common stock sold in the Syndicated Community Offering on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement. Agent will endeavor to limit the aggregate fees to be paid by the Company under any such selected dealers agreements to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment. Any fees payable to the Agent and other NASD member firms for Securities sold by the Agent under any such agreement shall be limited to an aggregate of 6.5% of the aggregate purchase price of the Securities sold by the Agent and other NASD member firms.

                  If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof, no fee shall be payable by the Company to Sandler O'Neill: provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expense incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expense as contemplated by the provisions of Section 4 hereof in the event of any such termination.

                  All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to the Agent in the aggregate amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder and any unearned portion thereof shall be refunded.

                  SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

                  (a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Plan, and the MHC Application as may hereafter be required by the Securities Act Regulations or the OTS Regulations or as may hereafter be reasonably requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will
         (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information, or (ii) if no such post-effective amendment is required, will, if required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the

         Agent immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan or the MHC Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Plan or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending  the  effectiveness  of the  Registration  Statement or  the initiation  of any  proceedings  for  that  purpose,  and  (vi) of  the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company represents and agrees that, unless it obtains the prior written consent of the Agent and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the offered Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 of the Securities Act Regulations, or that would constitute a "free writing prospectus," as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

                  (c) The Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the MHC
         Application, the Plan or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

                  (d) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the MHC Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

                  (e) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the OTS, by the applicable OTS Regulations, as from time to time in force, and by the Nasdaq Global Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Securities during such period in accordance with the provisions hereof and the Prospectus.

                  (f) If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (g) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  (h) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

                  (i) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158 of the Securities Act Regulations) that will satisfy the provisions of Section 11(a) of the Securities Act.

                  (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make public such annual report and quarterly consolidated summary financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

                  (k) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

                  (l) The  Company  will  promptly  inform  the  Agent  upon its
         receipt  of  service  with  respect  to  any  material   litigation  or
         administrative action instituted with respect to the Offerings.

                  (m) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (n) The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

                  (o) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act during such period. The

         Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market for not less than three years.

                  (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. and all related rules.

                  (q) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities and the MHC Shares for a period of 180 days following the Closing Time.

                  (r) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 made prior to the fifth anniversary of the Closing Time, respectively, none of the Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

                  (s) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the MHC Application, including the Plan.

                  (t) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable laws and regulations necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                  (u) The Company shall not deliver the Securities until the Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

                  (v) The Company, the MHC and the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than three (3) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by S.R. Snodgrass, A.C., as stated in their letters to be furnished pursuant to subsections (f) and (g) of
         Section 5 hereof.

                  (w) During the period in which the Prospectus is required to be delivered, each of the Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Global Market and the OTS.

                  (x) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

                  (y) The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

                  (z) The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

                  (aa) The Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

                  (bb) The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

                  (cc) The Company, the MHC and the Bank will (i) complete the conditions precedent to the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the Commission or the OTS or any other regulatory authority or Blue Sky authority, and to comply with those which the regulatory authority permits to be completed after the Offerings; and (ii) conduct the Offerings in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC and the Bank by the Commission, the OTS, the FDIC or any other regulatory or Blue Sky authority.

                  (dd) The Company will file a registration statement for the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the Closing Time.

                  SECTION 4. PAYMENT OF EXPENSES.  The Company,  the MHC and the
         Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Plan as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, conversion agent, accountants, appraiser and other advisors,
         (v) the qualifications of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the MHC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Offerings are consummated; provided, however, that the Agent shall not incur any substantial expense on behalf of the Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

                  The Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Offerings are consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (ii) all reasonable out-of-pocket expense incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent's counsel, advertising, promotional, syndication and travel expenses, up to a maximum of $60,000. All fees and expense to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the MHC of the Bank of a written accounting therefore setting forth in reasonable detail the expenses incurred by the Agent.

                  SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or the authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

                  (b) At Closing Time, the Agent shall have received:

                                    (1) The written opinion, dated as of Closing
                             Time, of Malizia Spidi & Fisch, P.C., counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                                            (i)  The   Company   has  been  duly
                                    organized  and  is  validly  existing  as  a
                                    federal  stock  holding  company   chartered
                                    under the laws of the United States of America.

                                            (ii) The MHC has been duly organized
                                    and is validly existing as a federal mutual holding company chartered under the laws of the United States of America.

                                            (iii)   The  Bank   has  been   duly
                                    organized and is validly existing as a savings bank chartered under the laws of the United States of America.

                                            (iv)  Each of the  Company,  the MHC
                                    and the Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

                                            (v) Each of the Company, the MHC and
                                    the Bank is duly  qualified as a domestic or
                                    foreign corporation to transact business and
                                    is in good  standing  under  the laws of the
                                    United  States of  America,  in the State of
                                    New Jersey and in each other jurisdiction in
                                    which  such   qualification   is   required,
                                    whether  by  reason  of  the   ownership  or
                                    leasing  of   property  or  the  conduct  of
                                    business, except where the failure to so qualify would not have a Material Adverse Effect.

                                            (vi) The authorized capital stock of
                                    the Company consists of 25,000,000 shares of
                                    Common Stock and 5,000,000  shares of serial
                                    preferred  stock,  par value $.10 per share,
                                    and the issued and outstanding capital stock
                                    of  the  Company  is  __________  shares  of
                                    Common   Stock,   all  of  which  are  owned
                                    beneficially  and of  record by the MHC free
                                    and   clear   of  any   security   interest,
                                    mortgage, pledge, lien, encumbrance or legal or equitable claim; upon consummation of the Offerings, the issued and outstanding shares of capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization."

                                            (vii) The  authorized  capital stock
                                    of the Bank consists of 25,000,000 shares of
                                    common stock, par value $0.10 per share, and
                                    5,000,000  shares of  preferred  stock,  par
                                    value  $0.10 per  share,  and the issued and
                                    outstanding  capital  stock  of the  Bank is
                                    10,000 shares of common stock,  all of which
                                    are owned  beneficially and of record by the
                                    Company  free  and  clear  of  any  security
                                    interest,     mortgage,     pledge,    lien,
                                    encumbrance or legal or equitable claim. All
                                    of the issued and outstanding  capital stock
                                    of  the  Bank  has
                                    been duly  authorized, validly  issued   and
                                    fully paid and nonassessable and has been issued in compliance with all federal and state securities laws.

                                            (viii) The Securities have been duly
                                    and  validly  authorized  for  issuance  and
                                    sale;  the   Securities,   when  issued  and
                                    delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued, fully paid and nonassessable.

                                            (ix) The issuance of the  Securities
                                    is  not  subject  to   preemptive  or  other
                                    similar  rights arising by operation of law,
                                    or  such  counsel's   knowledge   after  due
                                    inquiry, otherwise, except for subscription rights granted pursuant to the Plan.

                                            (x) Each of the  Company and the MHC
                                    is registered as a savings and loan holding company under the Home Owners' Loan Act.

                                            (xi) The  Bank is a  member  in good
                                    standing of the Federal Home Loan Bank of New York.

                                            (xii) The  deposit  accounts  of the
                                    Bank are insured by the FDIC up to the applicable limits.

                                            (xiii)   The    issuance    of   the
                                    Securities   is  in   compliance   with  all
                                    conditions imposed upon the Company, the MHC
                                    and the Bank by the OTS  under  the terms of
                                    their   written   approval   or   notice  of
                                    intention not to object, as applicable.

                                            (xiv) The OTS has duly  approved the
                                    Plan;  such  approval  remains in full force
                                    and effect and no action is  pending,  or to
                                    the   best  of  such   counsel's   knowledge
                                    threatened  respecting  the  Plan;  the Plan
                                    complies  as to  form  with  the  applicable
                                    requirements   of  the  OTS,   includes  all
                                    documents  required  to be filed as exhibits
                                    thereto,   and  is,  to  the  best  of  such
                                    counsel's   knowledge   after  due  inquiry,
                                    truthful, accurate and complete.

                                            (xv) The  execution  and delivery of
                                    this   Agreement,   the  incurrence  of  the
                                    obligations   herein  set  forth,   and  the
                                    consummation     of     the     transactions
                                    contemplated  hereby, (A) have been duly and
                                    validly  authorized by all necessary  action
                                    on the part of each of the Company,  the MHC
                                    and the Bank, and this Agreement constitutes
                                    the legal,  valid and binding  agreement  of
                                    each of the  Company,  the MHC and the Bank,
                                    enforceable  in  accordance  with its terms,
                                    except   as   rights   to   indemnity    and
                                    contribution  hereunder may be limited under
                                    applicable  law (it
                                    being understood that such counsel may avail
                                    itself  of customary  exceptions  concerning
                                    the  effect  of  bankruptcy,   insolvency or
                                    similar  laws  and   the   availability   of
                                    equitable  remedies),  (B) will  not  result
                                    in any violation of the provisions   of  the
                                    certificate  of incorporation,  organization
                                    certificate,  articles  of  incorporation or
                                    charter,  as  the  case may be, or bylaws of
                                    the  Company,  the MHC or the Bank,  and (C)
                                    will  not  conflict   with  or  constitute a
                                    breach of, or default  under,  and no  event
                                    has occurred  which,  with  notice  or lapse
                                    of time or both, would  constitute a default
                                    under,  or   result   in  the  creation   or
                                    imposition   of   any    lien,   charge   or
                                    encumbrance upon any property or assets of the Company, the MHC or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC or the Bank is subject that, individually or in the aggregate, would have a Material Adverse Effect.

                                            (xvi) Reserved.

                                              (xvii) The Registration  Statement
                                    is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor initiated or, to the best of such counsel's knowledge, is threatened by the Commission.

                                              (xviii)  The  Prospectus  has been
                                    duly  authorized  by the OTS for  final  use
                                    pursuant  to OTS  Regulations  and no action
                                    has been taken or is pending, or to the best
                                    of  such  counsel's   knowledge   after  due
                                    inquiry, is threatened, by the OTS to revoke such authorization.

                                            (xix)    No    further     approval,
                                    authorization, consent or other order of any
                                    public   board  or  body  is   required   in
                                    connection  with the  execution and delivery
                                    of  this  Agreement,  the  issuance  of  the
                                    Securities and the consummation of the Plan,
                                    except   as  may  be   required   under  the
                                    securities or "Blue Sky" laws of various jurisdictions as to which no opinion need be rendered.

                                            (xx) At the  time  the  Registration
                                    Statement became effective, the Registration
                                    Statement    (other   than   the   financial
                                    statements  and  statistical  data  included
                                    therein,  as to  which  no  opinion  need be
                                    rendered)   complied   as  to  form  in  all
                                    material   respects   with  the   applicable
                                    requirements of the Securities Act and the Securities Act Regulations.

                                            (xxi) The Common  Stock  conforms to
                                    the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                                            (xxii)   There   are  no   legal  or
                                    governmental    proceedings    pending    or
                                    threatened against or affecting the Company,
                                    the  MHC or the  Bank  which  are  required,
                                    individuals  or  in  the  aggregate,  to  be
                                    disclosed in the Registration  Statement and
                                    Prospectus,   other  than  those   disclosed
                                    therein,    and   all   pending   legal   or
                                    governmental   proceedings   to  which   the
                                    Company,  the MHC or the  Bank is a party or
                                    to which any of their  property  is  subject
                                    which are not described in the  Registration
                                    Statement,    including   ordinary   routine
                                    litigation incidental to the business, are, considered in the aggregate, not material.

                                            (xxiii)  The   information   in  the
                                    Prospectus  under the captions "Risk Factors
                                    -  Provisions  in  our  charter  and  bylaws
                                    limiting  the  rights  of  stockholders  may
                                    deter potential takeovers and may reduce the
                                    trading  price of our stock," "- Persons who
                                    purchase  stock in the  offering  will own a
                                    minority  of  Gateway  Community   Financial
                                    Corp.'s common stock and will not be able to
                                    exercise  voting  control  over most matters
                                    put to a vote of stockholders, including any
                                    proposal   regarding  the   acquisition   of
                                    Gateway  Community  Financial  Corp.," - "We
                                    operate  in a highly  regulated  environment
                                    and may be adversely  affected by changes in
                                    laws and regulations," "Our Policy Regarding
                                    Dividends,"  "Regulation,"  "Taxation," "The
                                    Offering,"  "Restrictions  on Acquisition of
                                    Gateway  Community   Financial  Corp.,"  and
                                    "Description   of  Capital  Stock,"  to  the
                                    extent that it  constitutes  matters of law,
                                    summaries  of legal  matters,  documents  or
                                    proceedings, or legal conclusions,  has been
                                    reviewed  by  them  and  is   complete   and
                                    accurate in all material respects.

                                            (xxiv)   There  are  no   contracts,
                                    indentures,   mortgages,   loan  agreements,
                                    notes, leases or other instruments  required
                                    to  be  described  or  referred  to  in  the
                                    Registration  Statement and Prospectus or to
                                    be  filed as  exhibits  thereto  other  than
                                    those  described  or  referred to therein or
                                    filed   as   exhibits    thereto   and   the
                                    descriptions  thereof or references  thereto
                                    are correct,  and no default exists,  and no
                                    event has  occurred  which,  with  notice or
                                    lapse of time or both,  would  constitute  a
                                    default,   in   the   due   performance   or
                                    observance   of  any  material   obligation,
                                    agreement  or  covenant   contained  in  any
                                    contract,    indenture,    mortgage,    loan
                                    agreement, note, lease or other instrument so described, related to or filed.

                                            (xxv)   The  Plan   has  been   duly
                                    authorized by the Boards of Directors of the
                                    Company,  the MHC and the Bank, and the OTS'
                                    approval  of the Plan  remains in full force
                                    and  effect;  the  Company,  the MHC and the
                                    Bank have  conducted  the  Offerings  in all
                                    material   respects   in   accordance   with
                                    applicable    requirements    of   the   OTS
                                    Regulations,   the   Plan   and  all   other
                                    applicable regulations, decisions and orders
                                    thereunder,     including    all    material
                                    applicable terms, conditions, requirements and conditions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the OTS and, no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge after due inquiry, no person has sought to obtain review of the final action of the OTS in approving the Plan.

                                            (xxvi) To the best of such counsel's
                                    knowledge  after due  inquiry,  the Company,
                                    the MHC  and  the  Bank  have  obtained  all
                                    licenses,  permits  and  other  governmental
                                    approvals   and   authorizations   currently
                                    required for the conduct of their respective
                                    businesses as described in the  Registration
                                    Statement  and  Prospectus,   and  all  such
                                    licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC and the Bank are in all material respects complying therewith.

                                            (xxvii) (A) None of the Company, the
                                    MHC or the  Bank is in  violation  of  their
                                    respective  certificates  of  incorporation,
                                    organization   certificate,    articles   of
                                    incorporation  or  charter,  as the case may
                                    be, or bylaws and (B) the  Company,  the MHC
                                    and the Bank is not in default  (nor has any
                                    event occurred  which,  with notice or lapse
                                    of time or both, would constitute a default)
                                    in  the  performance  or  observance  of any
                                    obligation, agreement, covenant or condition
                                    contained   in  any   contract,   indenture,
                                    mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC or the Bank is a party or by which the Company, the MHC or the Bank or any of their property may be bound.

                                             (xxviii)  The  Company  is not and,
                                    upon completion of the Offerings and the sale of the Common Stock and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

                                    (2) The written opinion, dated as of Closing
                           Time, of Muldoon Murphy & Aguggia LLP, counsel for the Agent, with respect to the matters set forth in
                           Section 5(b)(1)(i), (ii), (iii), (vi), (vii), (viii),
                           (xv(A)),

                           (xvi), (xvii), (xviii), (xix) and (xx) and such other matters as the Agent may reasonably require.

                                    (3) In  addition  to giving  their  opinions
                           required by subsections (b)(l) and (b)(2), respectively, of this Section, Malizia Spidi & Fisch, P.C. and Muldoon Murphy & Aguggia LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving their opinions, Malizia Spidi & Fisch, P.C. and Muldoon Murphy & Aguggia LLP may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and Muldoon Murphy & Aguggia LLP may also rely on the opinion of Malizia Spidi & Fisch, P.C. with respect to matters set forth in Section 5(b)(1)(i), (ii), (iii), (vi), (vii), (viii), (xv(A)),(xvi), (xvii), (xviii),
(xix) and (xx).

         (c) At Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Offerings.

         (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the MHC and of the Bank and the Chief Financial or Chief Accounting Officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company, the MHC nor the Bank shall have received from the OTS or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the MHC and the Bank has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge after inquiry, threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations.

         (e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, of the MHC and of the Bank and the Chief Financial Officer of the Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that: (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Company and any subsidiary as of and for the dates and periods covered by the Registration Statement and the Prospectus.

         (f) At the time of the execution of this Agreement, the Agent shall have received from S.R. Snodgrass, A.C. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the MHC and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and S.R. Snodgrass, A.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the

Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial and Other Data" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt of the Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or stockholders' equity of the Company, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from March 31, 2007 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC and the Bank identified in such letter.

         (g) At Closing Time, the Agent shall have received from S.R. Snodgrass, A.C. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

         (h) At Closing Time, the Securities shall have been approved for quotation on the Nasdaq Global Market upon notice of issuance.

         (i) At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

         (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

         (k) At any time prior to Closing Time (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Stock Market or the Nasdaq Global Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, New Jersey or New York authorities.

         SECTION 6.      INDEMNIFICATION.

         (a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings or any action taken by the Agent where acting as agent of the Company, the MHC or the Bank or otherwise as described in
         Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent;

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing or Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any General Disclosure Package or any Issuer-Represented Free Writing or Limited-Use Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

                  (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any

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

         litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause
         (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification would constitute a covered transaction under Section 23A of the Federal Reserve Act.

         (b) The Agent agrees to indemnify and hold harmless the Company, the MHC and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, the Limited-Use Free Writing Prospectus or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Agent Information.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC and its members, the Bank, the Company's, the MHC's or the Bank's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

         (e) In addition to, and without  limiting,  the  provisions  of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC, and the Bank, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees in the Offerings bears to the maximum aggregate gross proceeds in the Offerings and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the MHC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Global Market, Nasdaq Global Select Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New Jersey or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse changes in the condition or prospects of the Company, the MHC or the Bank or the prospective market for the Company's Securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to December 31, 2007.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, with a copy to Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, attention of Lori M. Beresford; notices to the Company, the MHC and the Bank shall be directed to any of them at Gloucester County Federal Savings Bank, 381 Egg Harbor Road, Sewell, New Jersey 08080-9219, attention of Robert C. Ahrens, with a copy to Malizia Spidi & Fisch, P.C., 901 New York Avenue, NW, Suite 210 East, Washington, DC 20001, attention of Samuel J. Malizia.

         SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

         SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated December 12, 2006, by and between the Agent, the Company, the MHC and the Bank, relating to the Agent's providing conversion agent services to the Company and the Bank. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern Time.

         SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.


                      [The next page is the signature page]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Bank on the other in accordance with its terms.

                             Very truly yours,

                             GATEWAY COMMUNITY FINANCIAL CORP.


                             By: _______________________________________________
                                   Name: Robert C. Ahrens
                                   Title: President and Chief Executive Officer


                             GLOUCESTER COUNTY FEDERAL SAVINGS BANK


                             By: _______________________________________________
                                   Name: Robert C. Ahrens
                                   Title: President and Chief Executive Officer


                             GATEWAY COMMUNITY FINANCIAL, MHC


                             By: _______________________________________________
                                   Name: Robert C. Ahrens
                                   Title: President and Chief Executive Officer



CONFIRMED AND ACCEPTED, as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
         the sole general partner


By:  ____________________________________________
     Name: ______________________________________
     An Officer of the Corporation